UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 30, 2010, J. Scott Plank, Executive Vice President of Business Development of Under Armour, Inc. (the “Company”) entered into a pre-arranged stock trading plan to sell shares of the Company’s Common Stock. The trading plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.

The trading plan entered into by Mr. Plank provides for the sale, over a period of approximately ten months beginning in February 2011, of up to 375,000 shares of the Company’s Class A Common Stock held by him personally and up to 25,000 shares of the Company’s Class A Common Stock for his charitable foundation. These sales are being done for asset diversification, tax and estate planning and charitable giving purposes.

Mr. Plank currently beneficially owns 2,521,842 shares of the Company’s Class A Common Stock, representing approximately 4.9% of the total shares of Common Stock outstanding as of October 31, 2010. If Mr. Plank completes all the planned sales under this trading plan, he would beneficially own 2,121,842 shares of Class A Common Stock, representing approximately 4.3% of the total shares of Common Stock outstanding as of October 31, 2010.

In accordance with Rule 10b5-1, officers and directors of a public company may adopt a plan for selling stock of the public company. The plan may be entered into only when the officer or director is not in possession of material, non-public information about the company. The stock transactions for Mr. Plank’s personal benefit under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: December 6, 2010	By:	/s/ WAYNE MARINO
Wayne Marino
Chief Operating Officer